Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-139996, 333-112010, 333-105781, 333-105516, 333-38932, 333-77823, 333-47003, 333-38940, 333-30647, 333-174922, 333-188974 and 333-209061, Form S-3 Nos. 333-158502, 333-142083, 333-133252, 333-46067 and 333-180608) of MasTec, Inc. of our reports dated February 25, 2016 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of MasTec, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Miami, Florida
February 25, 2016